Exhibit (h)(3)

Apollo Investment Corporation

Up to 16,000,000

Shares of Common Stock

(par value $0.001 per share)

EQUITY DISTRIBUTION AGREEMENT

September 12, 2014

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Ladies and Gentlemen:

Apollo Investment Corporation, a Maryland corporation (the “Company”), Apollo Investment Management, L.P., a Delaware limited partnership (the “Adviser”), and Apollo Investment Administration, LLC, a Delaware limited liability company (the “Administrator”), confirm their agreement (this “Agreement”) with Goldman, Sachs & Co. (the “Manager”), as follows:

SECTION 1. Description of Securities. The Company proposes to issue and sell through or to the Manager (or any Alternative Manager (as defined below)), as sales agent and/or principal, up to 16,000,000 (the “Maximum Amount”) shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), on the terms set forth in Section 4 of this Agreement. The shares of Common Stock to be sold through or to the Manager pursuant hereto or pursuant to a Terms Agreement (as defined below) or through or to an Alternative Manager pursuant to an Alternative Equity Distribution Agreement or Alternative Terms Agreement (each term as defined below) are referred to herein as the “Shares.”

The Company has also entered into separate equity distribution agreements (each, an “Alternative Equity Distribution Agreement” and collectively, the “Alternative Equity Distribution Agreements”), dated of even date herewith, with each of the entities listed on Schedule A hereto, as sales agent and/or principal (each, an “Alternative Manager” and collectively, the “Alternative Managers”). The Company agrees that whenever it determines to sell the Shares directly to the Manager or an Alternative Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement” or “Alternative Terms Agreement”, respectively) in substantially the form of Annex I hereto, relating to such sale in accordance with Section 4 of this Agreement. This Agreement and the Alternative Equity Distribution Agreements are sometimes hereinafter referred to as the “Distribution Agreements.” The Manager and the Alternative Managers are sometimes hereinafter referred to as the “Distribution Managers.” In addition, the Company has adopted a dividend reinvestment plan (the “Dividend Reinvestment Plan”) pursuant to which holders of common stock of the Company have their dividends automatically reinvested in additional shares of common stock of the Company unless they elect to receive such dividends in cash.

The aggregate number of Shares that may be sold pursuant to this Agreement, the Alternative Equity Distribution Agreements, any Terms Agreement and any Alternative Terms Agreement shall not exceed the Maximum Amount.

As used herein, “Registration Statement” shall mean the registration statement referred to in Section 2(a) below, including exhibits and financial statements and any prospectus supplement relating to the Shares that is filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 497 under the Securities Act of 1933, as amended (collectively with the rules and regulations of the Commission thereunder, the “1933 Act”), and deemed part of such registration statement pursuant to Rule 430C, as amended on each Effective Date (as defined below) and, in the event any post-effective amendment thereto becomes effective, shall also mean such registration statement as so amended, and shall also mean any new registration statement or post-effective amendment as may have been filed pursuant to Section 5(f) of this Agreement. “Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto became or become effective. “Basic Prospectus” shall mean the prospectus referred to in Section 2(a) below contained in the Registration Statement at the Effective Date. “Prospectus” shall mean the most recent Prospectus Supplement filed with the Commission pursuant to Rule 497 under the 1933 Act, together with the Basic Prospectus. Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Form N-2 which were filed under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively called the “1940 Act”), or the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively called the “Exchange Act”), on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the 1940 Act or the Exchange Act after the Effective Date or the issue date of the Basic Prospectus, the Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

The Company has entered into an Amended and Restated Investment Advisory Management Agreement with the Adviser dated as of March 18, 2010, as supplemented (the “Investment Advisory Agreement”). The Company has entered into an Amended and Restated Administration Agreement with Apollo Investment Administration, LLC, a Delaware limited liability company (the “Administrator”), dated as of March 18, 2010 (the “Administration Agreement”). Collectively, the Investment Advisory Agreement and the Administration Agreement are herein referred to as the “Company Agreements.”

SECTION 2. Representations and Warranties of the Company, the Adviser and the Administrator. The Company, the Adviser and the Administrator, jointly and severally, represent and warrant to and agree with the Manager that:

(a) The Company has prepared and filed with the Commission a registration statement (File No. 333-189817) on
Form N-2, including a related basic prospectus, for registration under the 1933 Act of the offering and sale of the Shares. Such Registration

Statement, including any post-effective amendments thereto filed prior to the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”), has become effective. The Company may have filed, as part of an amendment to the Registration Statement or pursuant to Rule 497 under the 1933 Act, one or more amendments thereto, each of which has previously been furnished to you. A Form N-54A – Notification of Election to be Subject to Sections 55 through 65 of the Investment Company Act of 1940 Filed Pursuant to Section 54(a) of the 1933 Act (File No. 814-00646) (the “Notification of Election”) was filed with the Commission on February 6, 2004 under the 1940 Act. The Company will file with the Commission one or more prospectus supplements (including any statement of additional information incorporated by reference therein) (collectively, the “Prospectus Supplement”) related to the Shares in accordance with Rule 497 under the 1933 Act. As filed, such Prospectus Supplement, together with the Basic Prospectus, shall contain all information required by the 1933 Act and the 1940 Act and, except to the extent the Manager shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made. The Registration Statement, at the Execution Time, as of the time of each sale of Shares pursuant to this Agreement (each, a “Time of Sale”), at each Settlement Date (as defined in Section 4(a)(vi) hereof), and at all times during which a prospectus is required by the 1933 Act to be delivered in connection with any sale of Shares, meets or will meet the requirements set forth in Rule 415(a)(1) under the 1933 Act.

(b) On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with
Rule 497 under the 1933 Act, as of the date that it is filed with the Commission, the date of the Prospectus Supplement, as of each Time of Sale, at each Settlement Date, and at all times during which a prospectus is required by the 1933 Act to be delivered in connection with any sale of Shares, the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the 1933 Act and the 1940 Act; on the Effective Date, at the Execution Time and, as amended or supplemented, as of each Time of Sale, at each Settlement Date and at all times during which a prospectus is required by the 1933 Act to be delivered in connection with any sale of Shares, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and at no time during the period that begins on the date of the Prospectus Supplement and ends at the later of each Settlement Date and the end of the period during which a prospectus is required by the 1933 Act to be delivered in connection with any sale of Shares did or will the Prospectus, as then amended or supplemented, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto), in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Manager through the Manager specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by the Manager consists of the statement that the Manager will not engage in any transactions that stabilize the Common Stock appearing in the second sentence of the second paragraph under the caption “Plan of Distribution” in the Prospectus Supplement. The Commission has not issued any order preventing or suspending the use of the Prospectus.

(c) The Company has been duly incorporated and is validly existing in good standing as a corporation under the laws of the State of Maryland, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified to do business and is in good standing under the laws of each jurisdiction which requires such qualification. Other than Apollo Asset Management LLC, Merx Aviation Finance LLC, Playpower Holdings, Inc. and AIC Spotted Hawk Holdings, LLC, the Company has no direct subsidiaries, i.e., no entity of which the Company owns more than 50% of the voting interests.

(d) As of the date of the Prospectus, the Company has an authorized and outstanding capitalization as set forth under the heading “Actual” in the section of the Prospectus entitled “Capitalization” and, as adjusted to give effect to the assumed sale of 16,000,000 Shares at a price of $8.88 per share, the Company shall have an authorized and outstanding capitalization as set forth under the heading “As Adjusted for this Offering” in the section of the Prospectus entitled “Capitalization”; the capital stock of the Company conforms to the description thereof contained in the Prospectus; all outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable and are free of any preemptive or similar rights; the Shares have been duly and validly authorized, and, when issued and delivered to and paid for by the Manager pursuant to this Agreement, will be fully paid and nonassessable and free of any preemptive or similar rights that entitle or will entitle any person to acquire any Shares upon issuance thereof by the Company; the Shares are duly listed, and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on The NASDAQ Global Select Market (“NASDAQ”); the certificates for the Shares are in valid and sufficient form; and, except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

(e) The Company, subject to the Registration Statement having been declared effective and the filing of the Prospectus under Rule 497 under the 1933 Act, has taken all required action under the 1933 Act and the 1940 Act to make the public offering and consummate the sale of the Shares as contemplated by this Agreement and any Terms Agreement.

(f) There are no agreements, contracts, indentures, leases, permits or other instruments of a character required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit to the Registration Statement, which are not described or filed as required; the statements in the Registration Statement and the Prospectus under the headings “Management—Investment Advisory and Management Agreement”, “Management—Administration Agreement”, “Management—License Agreement”, “Dividend Reinvestment Plan”, “Material U.S. Federal Income Tax Considerations”, “Supplement to Material U.S. Federal Income Tax Considerations”, “Description of our Capital Stock”, “Description of our Preferred Stock”, “Description of our Warrants”, “Description of our Debt Securities”, “Description of our Units”, “Description of our Subscription Rights”, “Description of our

Purchase Contracts” and “Regulation” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(g) The execution and delivery of and the performance by the Company of its obligations under this Agreement, the Alternative Equity Distribution Agreements and the Company Agreements have been, and the execution and delivery and performance by the Company of its obligations under any Terms Agreement and any Alternative Terms Agreement will have been at the time of execution thereof, duly and validly authorized by the Company and this Agreement, the Alternative Equity Distribution Agreements and the Company Agreements have been, and any Terms Agreement and any Alternative Terms Agreement will have been at the time of execution thereof, duly executed and delivered by the Company and constitute the valid and legally binding agreements of the Company, enforceable against the Company in accordance with their terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Company’s obligations hereunder and thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles.

(h) When the Notification of Election and any amendment or supplement thereto were each filed with the Commission, each (i) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the 1940 Act, as applicable to business development companies, and (ii) did not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading. The Company has duly elected to be treated by the Commission under the 1940 Act as a “business development company” (the “BDC Election”) and the Company has not filed with the Commission any notice of withdrawal of the BDC Election pursuant to Section 54(c) of the 1940 Act. The BDC Election is effective, and no order of suspension or revocation of such election has been issued or proceedings therefor initiated or, to the Company’s knowledge, threatened by the Commission.

(i) The Company is, and at all times through the completion of the transactions contemplated hereby will be, in compliance in all material respects with the applicable terms and conditions of the 1933 Act and the 1940 Act. No person is serving or acting as an officer, director or investment adviser of the Company except in accordance with the applicable provisions of the 1940 Act and the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (collectively called the “Advisers Act”). The Company and the Adviser are not aware that any executive officers of the Company plans to terminate employment with the Company.

(j) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Company Agreements, except such as have been made or obtained under the 1933 Act, the 1940 Act, the Exchange Act, the Advisers Act, the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) and The NASDAQ Stock Market LLC, and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Manager in the manner contemplated herein and in the Basic Prospectus and the Prospectus.

(k) Neither the issuance and sale of the Shares, the execution, delivery or performance of this Agreement, the Alternative Equity Distribution Agreements, any Terms Agreement, any Alternative Terms Agreement or any of the Company Agreements, nor the consummation of the transactions herein or therein contemplated, nor the fulfillment of the terms hereof or thereof or the adoption of the Dividend Reinvestment Plan, conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, (i) the charter or bylaws of the Company, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties.

(l) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

(m) The financial statements, together with related schedules and notes, included or incorporated by reference in the Prospectus and the Registration Statement present fairly the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the 1933 Act and the 1940 Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein); and the other financial and statistical information and data included in the Registration Statement and the Prospectus are accurately derived from such financial statements and the books and records of the Company.

(n) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or any Terms Agreement or the consummation of any of the transactions herein or therein contemplated or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus.

(o) The Company owns, leases, or has rights to use, all such properties as are necessary to the conduct of its operations as presently conducted.

(p) The Company is not in violation or default of (i) any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, except in the case of clauses (ii) and (iii) for such violations or defaults that would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business.

(q) Except as otherwise stated therein, since the date as of which information is given in the Basic Prospectus and the Prospectus, (i) there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising in the ordinary course of business and (ii) there has been no transaction entered into by the Company which is material to the Company other than those in the ordinary course of its business.

(r) PricewaterhouseCoopers LLP, who has certified the financial statements of the Company and delivered its report with respect to the audited financial statements included or incorporated by reference in the Registration Statement, and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the 1933 Act and the 1940 Act.

(s) The Company has not distributed and, prior to completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prospectus or other materials permitted by the 1933 Act or the 1940 Act.

(t) All advertising, sales literature or other promotional material (including “prospectus wrappers”, “broker kits”, “road show slides” and “road show scripts”), whether in printed or electronic form, authorized in writing by or prepared by the Company, the Adviser or the Administrator for use in connection with the offering and sale of the Shares (collectively, “sales material”) complied and comply in all material respects with the applicable requirements of the 1933 Act, the 1940 Act and the rules and interpretations of the FINRA (and if required to be filed with the FINRA under the FINRA’s conduct rules were provided to counsel for the Manager for filing). No sales material contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(u) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged and which the Company deems adequate; all policies of insurance insuring the Company or its business, assets, employees, officers and directors, including the Company’s directors and officers errors and omissions insurance policy and its fidelity bond required by Rule 17g-1 under the 1940 Act, are in full force and effect; the Company is in compliance with the terms of such policies and fidelity bond in all material respects; and there are no claims by the Company under any such policies or fidelity bond as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage and fidelity bond as and when such coverage and fidelity bond expires or to obtain similar coverage and fidelity bond from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement and the Prospectus.

(v) The Company possesses all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, and the Company has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, permit or authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus.

(w) The Company maintains and will maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization and with the investment objectives, policies and restrictions of the Company and the applicable requirements of the 1940 Act and the Internal Revenue Code of 1986, as amended (the “Code”); (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles, to calculate net asset value, to maintain accountability for assets and to maintain material compliance with the books and records requirements under the 1940 Act; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal control over financial reporting as defined in Exchange Act Rules 13a-15(f) and 15d-15(f) is effective and the Company is not aware of any material weakness in its internal control over financial reporting.

(x) The Company maintains “disclosure controls and procedures” (as such term is defined in Exchange Act
Rules 13a-15(e) and 15d-15(e)); such disclosure controls and procedures are effective, and the Company is not aware of any material weakness in such controls and procedures.

(y) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, and the Company is not aware of any such action taken or to be taken by any affiliates of the Company.

(z) This Agreement, the Alternative Equity Distribution Agreements and each of the Company Agreements complies, and any Terms Agreement and any Alternative Terms Agreement will comply, in all material respects with all applicable provisions of the 1933 Act, the 1940 Act, the Advisers Act and the Company’s Board and shareholders have approved the Investment Advisory Agreement as required by Section 15(c) of the 1940 Act. The operations of the Company are in compliance in all material respects with the provisions of the 1940 Act applicable to “business development companies”. The provisions of the charter and bylaws of the Company and the investment objective, policies and restrictions described in the Prospectus, assuming they are implemented as so described, will comply in all material respects with the applicable requirements of the 1940 Act. The terms of the Investment Advisory Agreement, including compensation terms, comply with the provisions of Sections 15(a) and 15(c) of the 1940 Act and Section 205 of the Advisers Act, each as applicable to business development companies.

(aa) Except as disclosed in the Prospectus, no director of the Company is an “interested person” (as defined in the
1940 Act) of the Company or an “affiliated person” (as defined in the 1940 Act) of the Manager.

(bb) The Company intends to direct the investment of the proceeds of the offering of the Shares in such a manner as to comply with the requirements of Subchapter M of the Code.

(cc) The Company owns, possesses, licenses or has other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed in the Prospectus to be conducted. Except as set forth in the Basic Prospectus and the Prospectus (a) there are no rights of third parties to any such Intellectual Property; (b) there is no material infringement by third parties of any such Intellectual Property; (c) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (d) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; and (e) there is no pending or threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim.

(dd) The Company has filed, or has caused to be filed, all foreign, federal, state and local tax returns required to be filed or has properly requested extensions thereof, whether or not arising from transactions in the ordinary course of business, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, whether or not arising from transactions in the ordinary course of business, except (i) for any such assessment, fine or penalty that is currently being contested in good faith and with respect to which the Company has established adequate reserves in conformity with generally accepted accounting principles or (ii) where the failure to file such returns or pay such assessment, fine or penalty would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company or is as set forth in or contemplated in the Prospectus; and the Company has been and is currently in compliance with the requirements of Subchapter M of the Code to qualify as a regulated investment company under the Code.

(ee) There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Shares.

(ff) Except as disclosed in the Registration Statement, the Basic Prospectus and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of the Manager and (ii) does not intend to use any of the proceeds from the sale of the Shares hereunder to repay any outstanding debt owed to any affiliate of the Manager.

(gg) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Sections 302 and 906 related to certifications.

(hh) The Common Stock is duly listed on the NASDAQ.

(ii) The Company has adopted and implemented written policies and procedures reasonably designed to prevent violation of the Federal Securities Laws (as that term is defined in Rule 38a-1 under the 1940 Act) by the Company, including policies and procedures that provide oversight of compliance by each investment adviser, administrator and transfer agent of the Company.

(jj) The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(kk) There are no business relationships or related-party transactions involving the Company or any other person required to be described in the Registration Statement and the Prospectus, as of each of their respective dates, which have not been described as required, it being understood and agreed that the Company and the Adviser make no representation or warranty with respect to any such relationships involving the Manager or any affiliate and any other person that have not been disclosed to the Company by the Manager in connection with this offering.

(ll) To the Company’s knowledge, neither the Company nor any employee or agent of the Company has made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement and the Prospectus.

(mm) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement and the Prospectus will not be, required to register as an “investment company” as defined in the 1940 Act.

(nn) The Company has not, directly or indirectly, extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company.

(oo) Any statistical and market-related data included in the Registration Statement, the Basic Prospectus and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(pp) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, and to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(qq) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

Any certificate signed by any officer of the Company and delivered to the Manager or counsel for the Manager in connection with the offering of the Shares shall be deemed a representation and warranty by the Company, as to matters covered therein, to the Manager.

SECTION 3. Representations and Warranties of the Adviser and the Administrator. The Adviser and the Administrator, jointly and severally, represent and warrant to, and agree with, the Manager as follows:

(a) The Adviser has been duly formed and is validly existing in good standing under the laws of the state of Delaware, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified to do business and is in good standing under the laws of each jurisdiction which requires such qualification. The Administrator has been duly formed and is validly existing in good standing under the laws of the state of Delaware, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified to do business and is in good standing under the laws of each jurisdiction which requires such qualification.

(b) The Adviser is duly registered as an investment adviser under the Advisers Act and the Adviser is not prohibited by the Advisers Act or the 1940 Act from acting under the Investment Advisory Agreement, as contemplated by the Prospectus.

(c) The Adviser has or had full power and authority to enter into this Agreement, the Alternative Equity Distribution Agreements, any Terms Agreement, any Alternative Terms Agreement and the Investment Advisory Agreement, and the Administrator has or had full power and authority to enter into this Agreement, the Alternative Equity Distribution Agreements, any Terms Agreement, any Alternative Terms Agreement and the Administration Agreement; the execution and delivery of, and the performance by the Adviser of its obligations under, this Agreement, the Alternative Equity Distribution Agreements and the Investment Advisory Agreement have been, and the execution and delivery of, and the performance by the Adviser of its obligations under, any Terms Agreement and any Alternative Terms Agreement will have been at the time of execution thereof, duly and validly authorized by the Adviser, and the execution and delivery of, and the performance by the Administrator of its obligations under, this Agreement, the Alternative Equity Distribution Agreements and the Administration Agreement have been, and the execution and delivery of, and the performance by the Administrator of its obligations under, any Terms Agreement and any Alternative Terms Agreement will have been at the time of execution thereof, duly and validly authorized by the Administrator; and this Agreement, the Alternative Equity Distribution Agreements, and the Investment Advisory Agreement have been, and any Terms Agreement and any Alternative Terms Agreement will have been, duly executed and delivered by the Adviser and this Agreement, the Alternative Equity Distribution Agreements and the Administration Agreement have been, and any Terms Agreement and any Alternative Terms Agreement will have been, duly executed and delivered by the Administrator, and each such agreement constitutes the valid and legally binding agreement of the Adviser or Administrator, as applicable, enforceable against the Adviser or Administrator in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws and subject to the qualification that the enforceability of the Adviser’s obligations hereunder and thereunder, and the Administrator’s obligations hereunder and thereunder, may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles.

(d) Each of the Adviser and Administrator has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Registration Statement and the Prospectus and under this Agreement, the Alternative Equity Distribution Agreements, any Terms Agreement, any Alternative Terms Agreement, the Investment Advisory Agreement and the Administration Agreement, as applicable.

(e) The description of the Adviser and its business, and the statements attributable to the Adviser, in the Registration Statement and the Prospectus complied and comply in all material respects with the provisions of the 1933 Act, the 1940 Act and the Advisers Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The description of the Administrator and its business, and the statements attributable to the Administrator, in the Registration Statement and the Prospectus complied and comply in all material respects with the provisions of the 1933 Act, the 1940 Act and the Advisers Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(f) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving each of the Adviser or the Administrator or their property is pending or, to the best knowledge of the Adviser and the Administrator, threatened that (i) is required to be described in the Prospectus that is not so described as required, (ii) could reasonably be expected to have a material adverse effect on the ability of the Adviser or the Administrator, as the case may be, to fulfill its obligations hereunder or under the Investment Advisory Agreement or the Administration Agreement or (iii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Adviser or the Administrator, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus; and there are no agreements, contracts, indentures, leases, permits or other instruments relating to the Adviser or the Administrator that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the 1933 Act or the 1940 Act.

(g) Except as otherwise stated therein, since the date as of which information is given in the Basic Prospectus, and the Prospectus, (i) there has been no material, adverse change in the condition (financial or otherwise), prospects, earnings, business, regulatory status or properties of the Adviser or Administrator, whether or not arising from the ordinary course of business and (ii) there has been no transaction entered into by the Adviser or Administrator, which is material to the Adviser or Administrator, as the case may be, other than in the ordinary course of its business.

(h) Each of the Adviser and the Administrator possesses all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, and has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, permit or authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Adviser or Administrator, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus.

(i) This Agreement, the Alternative Equity Distribution Agreements, the Investment Advisory Agreement and the Administration Agreement comply, and any Terms Agreement and any Alternative Terms Agreement will comply, in all material respects with all applicable provisions of the 1933 Act, the 1940 Act and the Advisers Act.

(j) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, any Terms Agreement or in the Investment Advisory Agreement and the Administration Agreement, except such as have been made or obtained under the 1933 Act, the 1940 Act, the Exchange Act and the Advisers Act, the rules and regulations of the FINRA and The NASDAQ Stock Market LLC, and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Manager in the manner contemplated herein and in the Prospectus.

(k) Neither the execution, delivery or performance by the Adviser of this Agreement, the Alternative Equity Distribution Agreements, any Terms Agreement, any Alternative Terms Agreement or the Investment Advisory Agreement, or the execution, delivery or performance by the Administrator of this Agreement, the Alternative Equity Distribution Agreements, any Terms Agreement, any Alternative Terms Agreement or the Administration Agreement, nor the consummation of the transactions herein or therein contemplated, nor the fulfillment of the terms hereof or thereof, conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Adviser or Administrator, as applicable, pursuant to, (i) the organizational documents of the Adviser or Administrator, as applicable (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Adviser or Administrator, as applicable, is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Adviser or Administrator, as applicable, of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Adviser or Administrator, as applicable, or any of their respective properties.

(l) Neither the Adviser nor the Administrator has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, and neither the Adviser nor the Administrator is aware of any such action taken or to be taken by any affiliates of the Adviser or Administrator.

(m) In the event that the Company or the Adviser makes available any promotional materials related to the Shares or the transactions contemplated hereby intended for use only by registered broker-dealers and registered representatives thereof by means of an Internet web site or similar electronic means, the Adviser will install and maintain pre-qualification and password-protection or similar procedures which are reasonably designed to effectively prohibit access to such promotional materials by persons other than registered broker-dealers and registered representatives thereof.

(n) The operations of the Adviser and its subsidiaries are and have been conducted at all times in compliance with applicable Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Adviser or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Adviser, threatened.

(o) The Adviser maintains a system of internal controls sufficient to provide reasonable assurance that (i) transactions effectuated by it under the Investment Advisory Agreement are executed in accordance with its management’s general or specific authorization; and (ii) access to the Company’s assets is permitted only in accordance with its management’s general or specific authorization.

(p) The Administrator maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions for which it has bookkeeping and record keeping responsibility for under the Administration Agreement are recorded as necessary to permit preparation of the Company’s financial statements in conformity with generally accepted accounting principles and to maintain accountability for the Company’s assets and (ii) the recorded accountability for such assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Any certificate signed by any officer of the Adviser or Administrator and delivered to the Manager or counsel for the Manager in connection with the offering of the Shares shall be deemed a representation and warranty by the Adviser or Administrator, as applicable, as to matters covered therein, to the Manager.

SECTION 4. Sale and Delivery of Shares.

(a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell through the Manager, as sales agent, and the Manager agrees to use its commercially reasonable efforts to sell, as sales agent for the Company, the Shares on the following terms.

(i) The Shares are to be sold on a daily basis or otherwise as shall be agreed to by the Company and the Manager on any day that (A) is a trading day for the NASDAQ (a “Trading Day”) (other than a Trading Day on which the NASDAQ is scheduled to close prior to its regular weekday closing time), (B) the Company has instructed the Manager by telephone (confirmed promptly by electronic mail to any of the individuals listed as authorized representatives of the Company on Schedule B hereto (the “Authorized Company Representatives”)) to make such sales and (C) the Company has satisfied its obligations under Section 6 of this Agreement. The Company will designate as often as daily the maximum number of Shares to be sold by the Manager daily or as otherwise agreed to by the Manager and the Company and in any event not in excess of the amount of Shares available for issuance under the currently effective Registration Statement or in excess of the amount of Shares authorized from time to time to be issued and sold under this Agreement by the Company’s board of directors, or a duly authorized committee thereof, and notified to the Manager in writing. Subject to the terms and conditions hereof, the Manager shall use its commercially reasonable efforts to offer and sell all of the Shares designated on any day; provided, however, that the Manager shall have no obligation to offer or sell any Shares, and the Company acknowledges and agrees that the Manager shall have no such obligation, in the event an offer or sale of the Shares on behalf of the Company may in the judgment of the Manager constitute the sale of a

“block” under Rule 10b-18(a)(5) under the Exchange Act or a “distribution” within the meaning of Rule 100 of Regulation M under the Exchange Act or the Manager reasonably believes it may be deemed an “underwriter” under the 1933 Act in a transaction that is other than (i) by means of ordinary brokers’ transactions between members of the NASDAQ that qualify for delivery of a Prospectus to the NASDAQ in accordance with Rule 153 under the 1933 Act or (ii) directly on or through an electronic communication network, a “dark pool” or any similar market venue (such transactions are hereinafter referred to as “At the Market Offerings”).

(ii) Notwithstanding the foregoing, the Company, through any of the Authorized Company Representatives, may instruct the Manager by telephone (confirmed promptly by electronic mail from the Company) not to sell the Shares if such sales cannot be effected at or above the price designated by the Company in any such instruction, which price shall not be below the par value of the Common Stock. In addition, the Company or the Manager may, upon notice to the other party by telephone (confirmed promptly by electronic mail from such party), suspend the offering of the Shares; provided, however, that such suspension shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.

(iii) The Manager hereby covenants and agrees not to make any sales of the Shares on behalf of the Company, pursuant to this Section 4(a), other than (A) by means of At the Market Offerings and (B) such other sales of the Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and the Manager.

(iv) The compensation to the Manager, as an agent of the Company, for sales of the Shares shall be up to 1.5% of the gross sales price of the Shares sold pursuant to this Section 4(a). The foregoing rate of compensation shall not apply when the Manager acts as principal, in which case the Company may sell Shares to the Manager as principal at a price agreed upon at the relevant Applicable Time pursuant to a Terms Agreement. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in connection with such sales, shall constitute the net proceeds to the Company for such Shares (the “Net Proceeds”).

(v) The Manager shall provide written confirmation to the Company as soon as practicable following the close of trading on the NASDAQ each day in which the Shares are sold under this Section 4(a) setting forth the aggregate amount of the Shares sold on such day, the aggregate Net Proceeds to the Company, and the aggregate compensation payable by the Company to the Manager with respect to such sales.

(vi) Settlement for sales of the Shares pursuant to this Section 4(a) will occur on the third Trading Day following the date on which such sales are made (provided that, if such third Trading Day is not a business day (as defined below), then settlement will occur on the next succeeding Trading Day that is also a business day), unless another date shall be agreed upon by the Company and the Manager (each such date, a “Settlement Date”). As used in the preceding sentence and in Section 7 below, the term “business day” means any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law, regulation or executive order to close. On each Settlement Date, the Shares sold through the Manager for settlement on such date shall be issued and delivered by the Company to the Manager against payment of the Net Proceeds for the sale of such Shares. Settlement for all such Shares shall be effected by free delivery of the Shares by the Company or its transfer agent to the Manager’s account, or to the account of the Manager’s designee, at The Depository Trust Company (“DTC”) through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be mutually agreed upon by the Company and the Manager, which in all cases shall be freely tradable, transferable, registered shares eligible for delivery through DTC, in return for payments in same day funds delivered to the account designated by the Company. If the Company, or its transfer agent (if applicable), shall default on its obligation to deliver the Shares on any Settlement Date, the Company shall (A) indemnify and hold the Manager harmless against any loss, claim or damage arising from or as a result of such default by the Company and (B) pay the Manager any commission to which it would otherwise be entitled absent such default. The Authorized Company Representatives, or any designees thereof as notified to the Manager in writing, shall be the contact persons for the Company for all matters related to the settlement of the transfer of the Shares through DWAC for purposes of this Section 4(a)(vi).

(vii) At each Time of Sale, Settlement Date and Representation Date (as defined in Section 5(p) hereof), the Company, the Adviser and the Administrator shall be deemed to have affirmed each representation and warranty contained in this Agreement. Any obligation of the Manager to use its commercially reasonable efforts to sell the Shares on behalf of the Company shall be subject to the continuing accuracy of the representations and warranties of the Company, the Adviser and the Administrator herein, to the performance by the Company, the Adviser and the Administrator of their obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

(b)(i) If the Company wishes to issue and sell the Shares other than as set forth in Section 4(a) of this Agreement or as set forth in Section 4(a) of any Alternative Equity Distribution Agreement (each, a “Placement”), it will notify the Manager of the proposed terms of such Placement. If the Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Manager, the Company and, if applicable, the Alternative Managers will enter into a Terms Agreement setting forth the terms of such Placement. In the event of a conflict between the terms of this Agreement and the terms of any Terms Agreement, the terms of such Terms Agreement will control.

(ii) In the event the Company engages the Manager for a sale of Shares that would constitute the sale of a “block” under Rule 10b-18(a)(5) under the Exchange Act or a “distribution,” within the meaning of Rule 100 of Regulation M under the Exchange Act, the Company and the Manager will agree to compensation that is customary for the Manager with respect to such transactions.

(c)(i) Under no circumstances shall the Company cause or request the offer or sale of any Shares if, after giving effect to the sale of such Shares, the aggregate gross sales proceeds or the aggregate number of the Shares sold pursuant to this Agreement and any Alternative Equity Distribution Agreement would exceed the lesser of (A) the Maximum Amount, (B) the amount available for offer and sale under the currently effective Registration Statement and (C) the amount authorized from time to time to be issued and sold under this

Agreement and any Alternative Equity Distribution Agreement by the Company’s board of directors, or a duly authorized committee thereof, and notified to the Manager in writing. Under no circumstances shall the Company cause or request the offer or sale of any Shares (i) at a price lower than the minimum price authorized from time to time by the Company’s board of directors or a duly authorized committee thereof, and notified to the Manager in writing and (ii) at a price (net of the Manager’s commission, discount or other compensation for such sales payable by the Company pursuant to this Section 4) lower than the Company’s then current net asset value per share (as calculated pursuant to the 1940 Act), unless the Company has received the requisite approval from the Company’s board of directors or a duly authorized committee thereof, and notifies the Manager in writing.

(ii) If any party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other parties and sales of the Shares under this Agreement and any Alternative Equity Distribution Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party. Upon the reasonable request of the Company in writing to the Manager (which such request may be by electronic mail), the Manager shall promptly calculate and provide in writing to the Company a report setting forth, for the prior week, the average daily trading volume (as defined in Rule 100 of Regulation M under the Exchange Act) of the Common Stock.

(d) Each sale of the Shares to or through the Manager or any Alternative Manager, as applicable, shall be made in accordance with the terms of this Agreement or, if applicable, a Terms Agreement, or the respective Alternative Equity Distribution Agreement or, if applicable, an Alternative Terms Agreement, as applicable. The commitment of the Manager to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company, the Adviser and the Administrator herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the number of the Shares to be purchased by the Manager pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, underwriters acting together with the Manager in the reoffering of the Shares, any provisions relating to the granting of an option to purchase additional Shares for the purpose of covering over-allotments, and the time and date (each such time and date being referred to herein as a “Time of Delivery”) and place of delivery of and payment for such Shares. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 6 hereof and any other information or documents required by the Manager.

(e) Subject to such further limitations on offers and sales of Shares or delivery of instructions to offer and sell Shares as are set forth herein, or in any Alternative Equity Distribution Agreement, and as may be mutually agreed upon by the Company and the Manager or any Alternative Manager, as applicable, offers and sales of Shares pursuant to this Agreement or any Alternative Equity Distribution Agreement, as applicable, shall not be requested by the Company and need not be made by the Manager or any Alternative Manager, as applicable, at any time when or during any period (i) in which the Company is or could be deemed to be in possession of material non-public information, (ii) the Company’s insider trading policy, as then in effect, would prohibit the purchases or sales of the Company’s Common Stock by its officers or directors; provided that, for purposes of this clause (ii), such period shall be deemed to end on the date that is two days after the date on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations, unless the Company provides prior written notice to the Manager of a change in its insider trading policy or an extension of the prohibition of purchases and sales thereunder, (iii) with respect to the Company’s quarterly filings on
Form 10-Q, commencing upon the 30th day following the end of each fiscal quarter and ending on the date on which the Company files with the Commission a prospectus supplement under Rule 497 relating to the Shares that includes updated financial and other information as of the end of the Company’s most recent quarterly period (the “10-Q Filing”), and (iv) with respect to the Company’s annual report filings on Form 10-K, commencing upon the 50th day following the end of the Company’s fiscal year and ending on the date on which the Company files with the Commission a prospectus supplement under Rule 497 related to the Shares that includes updated audited financial information and other information as of the end of the Company’s most recent fiscal year (the
“10-K Filing”) (each such 10-Q Filing and 10-K Filing shall also be referred to herein as a “Quarterly 497 Filing”). To the extent the Company releases its earnings for its most recent quarterly period or fiscal year, as applicable (an “Earnings Release”), before it files with the Commission its quarterly report on Form 10-Q for such quarterly period or annual report on Form 10-K for such fiscal year, as applicable, then the Manager and the Company agree that no sales of Shares shall take place for the period beginning on the date of the Earnings Release and ending on the date of the applicable Quarterly 497 Filing.

(f) The Company acknowledges and agrees that (A) there can be no assurance that the Manager or any Alternative Manager will be successful in selling the Shares, (B) neither the Manager nor any Alternative Manager will incur liability or obligation to the Company or any other person or entity if such Manager does not sell Shares for any reason other than a failure by the Manager or any Alternative Manager to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares in accordance with the terms of this Agreement or any Alternative Equity Distribution Agreement, as applicable, and (C) neither the Manager nor any Alternative Manager shall be under any obligation to purchase Shares on a principal basis pursuant to this Agreement or any Alternative Equity Distribution Agreement, as applicable, except as otherwise specifically agreed in writing by the Manager and the Company or any Alternative Manager and the Company, as applicable.

(g) The Company agrees that, during the term of this Agreement, any offer to sell, any solicitation of an offer to buy, or any sales of Shares or sales of Common Stock in offerings under Rule 415(a)(4) shall only be effected by or through the Manager or an Alternative Manager, but in no event by more than one Manager on any single given day, and the Company shall in no event request that the Manager or any Alternative Manager sell Shares on the same day.

SECTION 5. Covenants of the Company, the Adviser and the Administrator. The Company, the Adviser and the Administrator, jointly and severally, agree with the Manager:

(a) The Company shall notify the Manager promptly of the time on or after the date of this Agreement when any amendment to the Registration Statement has been filed or becomes effective or when the Basic Prospectus or the Prospectus or any supplement to any of the foregoing has been filed; and the Company shall cause the Basic Prospectus, the Prospectus Supplement and the Prospectus and each amendment or supplement to the Basic Prospectus, the Prospectus Supplement or the Prospectus to be filed with the Commission as required pursuant to
Rule 497 under the 1933 Act within the time period prescribed.

(b) The Company shall promptly advise the Manager, confirming such advice in writing, of any suspension of the Manager’s obligations under Rule 15c2-8 under the Exchange Act or any request by the Commission for amendments or supplements to the Registration Statement, the Basic Prospectus or the Prospectus (in each case including, without limitation, any Incorporated Document) or for additional information with respect thereto, or of notice of examination, institution of proceedings for or the entry of a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, the Company shall use its commercially reasonable best efforts to obtain the lifting or removal of such order as soon as possible; the Company shall promptly advise the Manager of any proposal to amend or supplement the Registration Statement, the Basic Prospectus or the Prospectus, and provide the Manager and its counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and the Company will, in good faith, consider any reasonable comments of the Manager and its counsel.

(c) The Company shall make available to the Manager, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Manager, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Manager may reasonably request for the purposes contemplated by the 1933 Act; in case the Manager is required to deliver (whether physically, deemed to be delivered pursuant to Rule 153 or any similar rule), in connection with the sale of the Shares, a prospectus after the nine-month period referred to in Section 10(a)(3) of the 1933 Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the 1933 Act, the Company will prepare, at its expense, such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the 1933 Act or Item 512(a) of Regulation S-K under the 1933 Act, as the case may be.

(d) The Company shall file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act and the 1940 Act for so long as a prospectus is required by the 1933 Act to be delivered (whether physically, deemed to be delivered pursuant to
Rule 153 or any similar rule) in connection with any sale of Shares.

(e) [Reserved]

(f) The Company shall promptly notify the Manager of the happening of any event that could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading and, subject to Section 5(b) hereof, the Company shall prepare and furnish, at the Company’s expense, to the Manager promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change.

(g) The Company shall furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as the Manager may designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and the Company shall promptly advise the Manager of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(h) The Company shall make generally available to its security holders, and deliver to the Manager, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the 1933 Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) of the 1933 Act) as soon as is reasonably practicable after the termination of such twelve-month period but not later than eighteen months after the effective date of the Registration Statement (as such date is defined in Rule 158(c) under the 1933 Act).

(i) The Company shall pay all expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, including without limitation such costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Manager (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares, (iii) the producing, word processing and/or printing of this Agreement, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Manager (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state or foreign law (including the reasonable legal fees and filing fees and other disbursements of counsel for the Manager) and the printing and furnishing of copies of any blue sky surveys, (v) the listing of the Shares on the NASDAQ and any other securities exchange and any registration thereof under the 1940 Act and the Exchange Act, (vi) any filing with, and any review of the public offering of the Shares by, FINRA, including the reasonable legal fees and other reasonable disbursements of counsel for the Manager relating to FINRA matters, (vii) the reasonable fees and disbursements of the Company’s counsel and of the Company’s accountants, and (viii) if 1,600,000 or more shares of Common Stock have not been offered and sold under this Agreement and the Alternative Equity Distribution Agreements by the first anniversary of the date hereof (or such earlier date at which the Company terminates this Agreement), the Company shall reimburse the Manager for all of its reasonable out-of-pocket expenses, including reasonable fees and disbursements of counsel for the Manager incurred in connection with the transactions contemplated by this Agreement. Except as set forth herein, the Manager will pay all of its other out-of-pocket costs and expenses incurred in connection with entering into this Agreement and the transactions contemplated by this Agreement, including, without limitation, travel and similar expenses, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated.

(j) The Company shall apply the Net Proceeds from the sale of the Shares in the manner set forth under the caption “Use of Proceeds” in the Prospectus Supplement.

(k) The Company, the Adviser and the Administrator shall not sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, or permit the registration under the 1933 Act of, any shares of Common Stock or any other securities of the Company that are substantially similar to the Common Stock (“Similar Securities”) or any securities convertible into or exchangeable or exercisable for Common Stock or Similar Securities (including without limitation, any options, warrants or other rights to purchase Common Stock or Similar Securities), in each case without giving the Manager at least three Trading Days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale. Notwithstanding the foregoing, the Company may (i) register the offer and sale of the Shares through or to the Manager or any Alternative Manager pursuant to this Agreement or any Terms Agreement, Alternative Equity Distribution Agreement or Alternative Terms Agreement, as applicable; (ii) file registration statements relating to Common Stock that may be issued pursuant to the Company’s (a) dividend reinvestment and stock purchase plan, (b) director and executive compensation plans and (c) other employee benefit plans (in the case of (a), (b) and (c) above, as such plans are described in the Company’s reports filed with the Commission under the Exchange Act); and (iii) issue shares of the Common Stock, issue options to purchase shares of the Common Stock or make grants of other equity awards, each pursuant to any of the plans referred to in clause (ii) above. In the event that notice of a proposed sale is provided by the Company pursuant to this Section 5(k), the Manager may suspend activity under this Agreement for such period of time as may be requested by the Company or as may be deemed appropriate by the Manager.

(l) The Company shall not, at any time at or after the execution of this Agreement, offer or sell any Shares by means of any “prospectus” (within the meaning of the 1933 Act), or use any “prospectus” (within the meaning of the 1933 Act) in connection with the offer or sale of the Shares, in each case other than the Prospectus.

(m) The Company, the Adviser and the Administrator will not take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in (i) the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) a violation of Regulation M. The Company shall notify the Manager of any violation of Regulation M by the Company, the Adviser or the Administrator or any of their respective officers or directors promptly after the Company has received notice or obtained knowledge of any such violation.

(n) The Company shall use its best efforts to cause the Common Stock to be listed on the NASDAQ and to maintain such listing.

(o) The Company shall advise the Manager immediately after it shall have received notice or obtain knowledge thereof, of any information or fact that would materially alter or affect any opinion, certificate, letter and other document provided to the Manager pursuant to Section 6 herein.

(p) Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a Suspension Period (as defined below)), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented, in connection with a Quarterly 497 Filing or otherwise (other than amendments or supplements that are filed solely to report sales of the Shares pursuant to this Agreement), (ii) the Shares are delivered to the Manager pursuant to a Terms Agreement, or (iii) the Manager may reasonably request (the date of commencement of the offering of the Shares under this Agreement, the date of commencement of the offering of the Shares under this Agreement following the termination of a Suspension Period and each date referred to in subclauses (i), (ii) and (ii) above, each a “Representation Date”), to furnish or cause to be furnished to the Manager forthwith certificates signed by the Chairman of the Board or the President or Executive Vice President and the principal financial or accounting officer of each of the Company, the Adviser and the Administrator of the Company, as the case may be, dated and delivered the Representation Date, in form satisfactory to the Manager to the effect that the statements contained in the certificate referred to in Section 6(c) of this Agreement which was last furnished to the Manager are true and correct as of such Representation Date as though made at and as of such date (except that such certificates shall state that such statements shall be deemed to relate to the Registration Statement and the Prospectus, in each case as amended and supplemented to such date) or, in lieu of such certificates, certificates of the same tenor as the certificates referred to in said Section 6(c), modified as necessary to relate to the Registration Statement and the Prospectus, in each case as amended and supplemented to the time of delivery of such certificate; provided that the obligations under this subsection (p) shall be deferred for any period that the Company has suspended the offering of Shares pursuant to Section 4(a)(ii) hereof (each, a “Suspension Period”) and shall recommence upon the termination of such Suspension Period.

(q) At each Representation Date, the Company shall furnish or cause to be furnished forthwith to the Manager written opinions of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Company (“Company Counsel”), dated and delivered as of such Representation Date, in form and substance satisfactory to the Manager, of the same tenor as the opinions referred to in Section 6(d) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus, in each case as amended and supplemented to the time of delivery of such opinions; provided that the obligation of the Company under this subsection (q) shall be deferred for any Suspension Period and shall recommence upon the termination of such Suspension Period.

(r) At each Representation Date, the Company shall furnish or cause to be furnished forthwith to the Manager a written opinion of Maryland counsel to the Company (“Maryland Counsel”), dated and delivered as of such Representation Date, in form and substance satisfactory to the Manager, of the same tenor as the opinion referred to in Section 6(e) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion; provided that the obligation of the Company under this subsection (r) shall be deferred for any Suspension Period and shall recommence upon the termination of such Suspension Period.

(s) At each Representation Date, to furnish or cause to be furnished forthwith to the Manager a written opinion of counsel to the Adviser and the Administrator (“Adviser and the Administrator Counsel”), dated and delivered as of such Representation Date, in form and substance satisfactory to the Manager, of the same tenor as the opinion referred to in Section 6(f) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus, in each case as amended and supplemented to the time of delivery of such opinion; provided that the obligation of the Company under this subsection (s) shall be deferred for any Suspension Period and shall recommence upon the termination of such Suspension Period.

(t) At each Representation Date, to furnish or cause to be furnished to the Manager forthwith certificates of the Secretary or Assistant Secretary of each of the Company, the Adviser and the Administrator, dated and delivered as of such Representation Date, in form and substance satisfactory to the Manager, of the same tenor as the certificate referred to in Section 6(g) of this Agreement but modified to relate to the Registration Statement and the Prospectus, in case as amended and supplemented to the date of such certificates; provided that the obligations under this subsection (t) shall be deferred for any Suspension Period and shall recommence upon the termination of such Suspension Period.

(u) At each Representation Date, to furnish or cause to be furnished to the Manager forthwith a certificate of Apollo Global Management, LLC, dated and delivered as of such Representation Date, in form and substance satisfactory to the Manager, of the same tenor as the certificate referred to in Section 6(h) of this Agreement but modified to relate to the Registration Statement and the Prospectus, in each case as amended and supplemented to the date of such certificate; provided that the obligations under this subsection (u) shall be deferred for any Suspension Period and shall recommence upon the termination of such Suspension Period.

(v) At each Representation Date, Simpson Thacher & Bartlett LLP, counsel to the Manager, shall deliver a written opinion, dated and delivered as of such Representation Date, in form and substance satisfactory to the Manager; provided that the obligation under this subsection (v) shall be deferred for any Suspension Period and shall recommence upon the termination of such Suspension Period.

(w) Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a Suspension Period), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional or amended financial information, (ii) the Company shall file a Quarterly 497 Filing, (iii) the Shares are delivered to the Manager pursuant to a Terms Agreement, or (iv) the Manager may reasonably request, the Company shall cause the Company’s independent registered public accountants, or other independent accountants satisfactory to the Manager, forthwith to furnish the Manager a letter, dated the date of the commencement or recommencement of the offering, the date of effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, or the date of such request, as the case may be, in form and substance satisfactory to the Manager, of the same tenor as the letter referred to in Section 6(j) of this Agreement but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the date of such letter; provided that the obligation of the Company under this subsection (w) shall be deferred for any Suspension Period and shall recommence upon the termination of such Suspension Period.

(x) Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a Suspension Period), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional or amended financial information, (ii) the Company shall file a Quarterly 497 Filing, (iii) the Shares are delivered to the Manager pursuant to a Terms Agreement, or (iv) the Manager may reasonably request, the Company shall furnish to the Manager forthwith a certificate of the chief financial officer of the Company, dated the date of the commencement or recommencement of the offering, the date of effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, or the date of such request, as the case may be, in form and substance satisfactory to the Manager, of the same tenor as the certificate referred to in Section 6(k) of this Agreement but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the date of such certificate; provided that the obligation of the Company under this subsection (x) shall be deferred for any Suspension Period and shall recommence upon the termination of such Suspension Period.

(y) At each Representation Date, the Company shall conduct a due diligence session, in form and substance satisfactory to the Manager, which shall include representatives of the management and the independent registered public accountants of the Company; provided that the obligation of the Company under this subsection (y) shall be deferred for any Suspension Period and shall recommence upon the termination of such Suspension Period; provided further that such due diligence session shall be requested and conducted solely by the Distribution Manager who is then offering or selling Shares of the Company pursuant to its Distribution Agreement for such Distribution Manager’s portion of the Maximum Amount. For the avoidance of doubt, all Distribution Managers shall be invited by the Company to participate in any due diligence session not requested and conducted by such Distribution Manager. The Company shall cooperate with any reasonable due diligence review conducted by the Manager (or its counsel or other representatives) from time to time (on a Representation Date or otherwise) in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and making available documents and senior corporate officers, as the Manager may reasonably request; provided, however, that the Company shall be required to make available documents and senior corporate officers only (i) at the Company’s or Company Counsel’s principal offices and (ii) during the Company’s ordinary business hours.

(z) That the Company consents to the Manager trading in the Common Stock for the Manager’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement.

(aa) If to the knowledge of the Company, any condition set forth in Section 6(a), 6(m) or 6(n) of this Agreement shall not have been satisfied on the applicable Settlement Date or Time of Delivery, as the case may be, the Company shall offer to any person who has agreed to purchase the Shares from the Company as the result of an offer to purchase solicited by the Manager the right to refuse to purchase and pay for such Shares.

(bb) The Company will use its commercially reasonable best efforts to comply with the requirements of Subchapter M of the Code to qualify as a regulated investment company under the Code with respect to any fiscal year in which the Company is a business development company.

(cc) The Company agrees that on such dates as the 1933 Act shall require, the Company will file a prospectus supplement with the Commission pursuant to Rule 497 under the 1933 Act, or otherwise include in a filed annual report on Form 10-K or quarterly report on Form 10-Q, which prospectus supplement, Form 10-K or Form 10-Q, as applicable, will set forth the number of the Shares sold through or to the Manager under this Agreement, the Net Proceeds to the Company and the compensation paid by the Company with respect to sales of the Shares pursuant to this Agreement during the relevant quarter. To the extent the information set forth in this Section 5(cc) is filed in a prospectus supplement, the Company agrees to deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market.

(dd) To ensure that prior to instructing the Manager to sell Shares the Company shall have obtained all necessary corporate authority for the offer and sale of such Shares.

(ee) That each acceptance by the Company of an offer to purchase the Shares hereunder, and each execution and delivery by the Company of a Terms Agreement, shall be deemed to be an affirmation to the Manager that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Shares relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).

SECTION 6. Conditions of Manager’s Obligations. The obligations of the Manager hereunder are subject to (i) the accuracy of the representations and warranties on the part of the Company, the Adviser and the Administrator on the date hereof, any applicable Representation Date, as of each Time of Sale and as of each Settlement Date and Time of Delivery, (ii) the performance by the Company, the Adviser and the Administrator of their obligations hereunder and (iii) to the following additional conditions precedent.

(a)(i) No stop order with respect to the effectiveness of the Registration Statement shall have been issued under the
1933 Act or proceedings initiated under Section 8(d) or 8(e) of the 1933 Act, and no order directed at or in relation to any document incorporated by reference therein and no order preventing or suspending the use of the Prospectus has been issued by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or to the knowledge of the Company, the Adviser, the Administrator or the Manager of the initiation or threatening of any proceedings for any of such purposes, has occurred; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) none of the Basic Prospectus or the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(b) Subsequent to the respective dates as of which information is given in the Registration Statement, the Basic Prospectus and the Prospectus, no material and unfavorable change, financial or otherwise (other than as referred to in the Registration Statement and Prospectus), in the business, condition or prospects of the Company, the Adviser or the Administrator, in the judgment of the Manager, shall occur or become known and no transaction which is material and unfavorable to the Company, the Adviser or the Administrator (other than as referred to in the Registration Statement and Prospectus), in the judgment of the Manager, shall have been entered into by the Company, the Adviser or the Administrator.

(c) Each of the Company, the Adviser and the Administrator shall deliver to the Manager, at every date specified in Section 5(p) of this Agreement, a certificate signed by the Chairman of the Board or the President or Executive Vice President and the principal financial or accounting officer of each of the Company, the Adviser and the Administrator of the Company, as the case may be, to the effect that (i) the representations and warranties of the Company, the Adviser or the Administrator, as the case may be, as set forth in this Agreement are true and correct as of the Representation Date, (ii) the Company, the Adviser or the Administrator, as the case may be, has performed such of its obligations under this Agreement as are to be performed at or before such Representation Date, and (iii) the conditions set forth in paragraphs (a) and (b) of Section 6 have been met. Each certificate shall also state that the Shares have been duly and validly authorized by the Company, that all corporate action required to be taken for the issuance and sale of the Shares has been validly and sufficiently taken, and that the Company’s board of directors or any other body with authority has not revoked, rescinded or otherwise modified or withdrawn such authorization or corporate action.

(d) The Company shall furnish to the Manager, at every date specified in Section 5(q) of this Agreement, opinions of Company Counsel, addressed to the Manager, and dated as of such date, and in form and substance satisfactory to the Manager, in substantially the form set forth in Exhibit A-1, Exhibit A-2 and Exhibit A-3 hereto or as otherwise satisfactory to the Manager.

(e) The Company shall furnish to the Manager, at every date specified in Section 5(r) of this Agreement, an opinion of Maryland Counsel, addressed to the Manager, and dated as of such date, and in form and substance satisfactory to the Manager, in substantially the form set forth in Exhibit B hereto or as otherwise satisfactory to the Manager.

(f) The Company shall furnish to the Manager, at every date specified in Section 5(s) of this Agreement, an opinion of Adviser and Administrator Counsel, addressed to the Manager, and dated as of such date, and in form and substance satisfactory to the Manager, in substantially the form set forth in Exhibit C hereto or as otherwise satisfactory to the Manager.

(g) The Manager shall have received, at every date specified in Section 5(t) of this Agreement, a certificate of the Secretary or Assistant Secretary of each of the Company, the Adviser and the Administrator, dated as of such date, and in form and substance satisfactory to the Manager.

(h) The Manager shall have received, at every date specified in Section 5(u) of this Agreement, a certificate of Apollo Global Management, LLC signed by one of its senior officers, dated as of such date, in substantially the form set forth in Exhibit D hereto.

(i) The Manager shall have received, at every date specified in Section 5(v) of this Agreement, the favorable opinion of Simpson Thacher & Bartlett LLP, counsel to the Manager, dated as of such date, and in form and substance satisfactory to the Manager.

(j) At every date specified in Section 5(w) hereof, the Manager shall have received from the accountants a letter dated the date of delivery thereof and addressed to the Manager in form and substance satisfactory to the Manager.

(k) The Company shall furnish to the Manager, at every date specified in Section 5(x) hereof, a certificate of the chief financial officer of the Company with respect to certain financial data contained in the Prospectus, providing “management comfort” with respect to such information, dated the date of delivery thereof and addressed to the Manager in form and substance satisfactory to the Manager.

(l) At every date specified in Section 5(y) of this Agreement and on such other dates as reasonably requested by the Manager, the Company shall have conducted due diligence sessions, in form and substance satisfactory to the Manager, which shall include the participation of representatives of the management of the Company and the independent registered public accountants of the Company.

(m) All filings related to the offering of the Shares with the Commission required by Rule 497 under the 1933 Act shall have been made within the applicable time period prescribed for such filing under the 1933 Act.

(n) The Shares shall have been approved for listing on the NASDAQ, subject only to notice of issuance at or prior to the Settlement Date or the Time of Delivery, as the case may be.

SECTION 7. Indemnification and Contribution.

(a) The Company, the Adviser and the Administrator, jointly and severally, agree to indemnify and hold harmless the Manager, affiliates who have, or who are alleged to have, participated in the distribution of the Shares as sales agents or have otherwise been deemed to be a part of the sales effort, directors, officers, employees and agents of the Manager and each person who is under common control with and involved in the distribution of shares or who controls the Manager within the meaning of either the 1933 Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares as originally filed or in any amendment thereof (and including any post-effective amendment), or in the Basic Prospectus, the Prospectus, any sales material or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company, the Adviser and the Administrator will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company, the Adviser and the Administrator by or on behalf of the Manager specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company, the Adviser and the Administrator may otherwise have.

(b) The Manager agrees to indemnify and hold harmless each of the Company, the Adviser and the Administrator, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company, the Adviser or the Administrator within the meaning of either the 1933 Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company, the Adviser and the Administrator to the Manager, but only with reference to written information relating to the Manager furnished to the Company, the Adviser or the Administrator by or on behalf of the Manager specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which the Manager may otherwise have. The Company, the Adviser and the Administrator acknowledge that the statement that the Manager will not engage in any transactions that stabilize the Common Stock appearing in the second sentence of the second paragraph under the caption “Plan of Distribution” in the Prospectus Supplement constitutes the only information furnished in writing by or on behalf of the Manager specifically for inclusion in any Preliminary Final Prospectus or the Final Prospectus.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve the indemnifying party from liability under paragraph (a) or (b) above unless and to the extent the indemnifying party did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. No indemnifying party will, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Adviser, the Administrator and the Manager agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively, “Losses”) to which the Company, the Adviser, the Administrator and the Manager may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, the Adviser and the Administrator on the one hand (treated jointly for this purpose as one person) and by the Manager on the other from the offering of the Shares; provided, however, that in no case shall the Manager be responsible for any amount in excess of the compensation as set forth in Section 4(a)(iv) of this Agreement, as the case may be, applicable to the Shares purchased by the Manager hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Adviser, the Administrator and the Manager shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, the Adviser and the Administrator on the one hand (treated jointly for this purpose as one person) and of the Manager on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company, the Adviser and the Administrator (treated jointly for this purpose as one person) shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Company, and benefits received by the Manager shall be deemed to be equal to the total compensation as set forth in Section 4(a)(iv) of this Agreement, in each case as determined by this Agreement or any applicable Terms Agreement. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company, the Adviser and the Administrator on the one hand (treated jointly for this purpose as one person) or the Manager on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Adviser, the Administrator and the Manager agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls the Manager within the meaning of either the 1933 Act or the Exchange Act and each affiliate who has, or who is alleged to have, participated in the distribution of the Shares as sales agents or has otherwise been deemed to be a part of the sales effort, director, officer, employee and agent of the Manager shall have the same rights to contribution as the Manager, and each person who controls the Company, the Adviser or the Administrator within the meaning of either the 1933 Act or the Exchange Act, each officer of the Company, the Adviser and the Administrator who shall have signed the Registration Statement and each director or trustee of the Company, the Adviser and the Administrator shall have the same rights to contribution as the Company, the Adviser and the Administrator, subject in each case to the applicable terms and conditions of this paragraph (d).

SECTION 8. Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 7 and the covenants, warranties and representations of the Company, the Adviser and the Administrator contained in this Agreement or in certificates delivered pursuant hereto shall remain in full force and effect regardless of any investigation made by or on behalf of the Manager or any of its affiliates or its or their directors, officers, employees or agents or any person (including each director, officer, employee or agent of such person) who controls the Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act, or by or on behalf of the Company, the Adviser or the Administrator or any of their respective directors, officers or controlling persons within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares.

SECTION 9. Termination.

(a) The Company shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if any of the Shares have been sold through the Manager for the Company, then Section 5(aa) shall remain in full force and effect, (ii) with respect to any pending sale, through the Manager for the Company, the obligations of the Company, the Adviser and the Administrator, including in respect of compensation of the Manager, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Sections 5(i), 7, 8, 10, 11, 12, 16, 17, 18, 19 and 20 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b) The Manager shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 5(i), 7, 8, 10, 11, 12, 16, 17, 18, 19 and 20 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 9(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that the provisions of Sections 5(i), 7, 8, 10, 11, 12, 16, 17, 18, 19 and 20 of this Agreement shall remain in full force and effect notwithstanding such termination.

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Manager or the Company, as the case may be. If such termination shall occur prior to the Settlement Date or Time of Delivery for any sale of the Shares, such sale shall settle in accordance with the provisions of Section 4(a)(vi) of this Agreement.

SECTION 10. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements under this Agreement shall be in writing and delivered by hand, overnight courier, mail or facsimile and, if to the Manager, shall be sufficient in all respects if delivered or sent to Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Fax No. (212) 902-9316, Attention: Registration Department, and if to the Company or the Administrator, it shall be sufficient in all respects if delivered or sent to Apollo Investment Corporation, 9 West 57th Street, 43rd Floor, New York, New York 10019, Fax No. (212) 515-3251, Attention: Legal Department, and if to the Adviser, it shall be sufficient in all respects if delivered or sent to Apollo Investment Management, L.P., 9 West 57th Street, 41st Floor, New York, New York 10019, Fax No. (212) 515-3251, Attention: Legal Department. Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

SECTION 11. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Manager, the Company, the Adviser and the Administrator and to the extent provided in Section 7 of this Agreement the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Manager) shall acquire or have any right under or by virtue of this Agreement.

SECTION 12. No Fiduciary Relationship. The Company, the Adviser and the Administrator hereby acknowledge that the Manager is acting solely as sales agent and/or principal in connection with the purchase and sale of the Company’s securities. The Company, the Adviser and the Administrator further acknowledge that the Manager is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Manager act or be responsible as a fiduciary to the

Company, the Adviser, the Administrator, their respective management, stockholders or creditors or any other person in connection with any activity that the Manager may undertake or have undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof. The Manager hereby expressly disclaims any fiduciary or similar obligations to the Company, the Adviser or the Administrator either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company, the Adviser and the Administrator hereby confirm their understanding and agreement to that effect. The Company, the Adviser, the Administrator and the Manager agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Manager to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company, the Adviser and the Administrator. The Company, the Adviser and the Administrator hereby waive and release, to the fullest extent permitted by law, any claims that any of them may have against the Manager with respect to any breach or alleged breach of any fiduciary or similar duty to the Company, the Adviser or the Administrator in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

SECTION 13. Press Releases and Disclosure. The Company may issue a press release in compliance with Rule 482 under the 1933 Act describing the material terms of the transactions contemplated hereby as soon as practicable following the date hereof, and may file with the Commission a Current Report on Form 8-K describing the material terms of the transactions contemplated hereby, and the Company shall consult with the Manager prior to making such disclosures, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosures that is reasonably satisfactory to all parties. No party hereto shall issue thereafter any Current Report on Form 8-K or press release or like public statement (including, without limitation, any disclosure required in reports filed with the Commission pursuant to the Exchange Act) related to this Agreement or any of the transactions contemplated hereby without the prior written approval, except as may be necessary or appropriate in the opinion of the party seeking to make disclosure to comply with the requirements of applicable law or stock exchange rules. If any such press release or like public statement is so required, the party making such disclosure shall consult with the other parties prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure that is reasonably satisfactory to all parties.

SECTION 14. Adjustments for Stock Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend, reverse stock split or similar transaction effected with respect to the Shares.

SECTION 15. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.

SECTION 16. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

SECTION 17. Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the internal laws of the State of New York.

SECTION 18. Headings. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

SECTION 19. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company, the Adviser and the Administrator consent to the jurisdiction of such courts and personal service with respect thereto. The Company, the Adviser and the Administrator hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against the Manager or any indemnified party. Each of the Manager, the Company, the Adviser and the Administrator (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company, the Adviser and the Administrator agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company, the Adviser or the Administrator is or may be subject, by suit upon such judgment.

SECTION 20. Successors and Assigns. This Agreement shall be binding upon the Manager, the Company, the Adviser and the Administrator and their successors and assigns and any successor or assign of any substantial portion of the Company’s, the Adviser’s, the Administrator’s and the Manager’s respective businesses and/or assets.

SECTION 21. Miscellaneous. The Manager is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of Shares. Shares sold, offered or recommended by the Manager are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

[Signature Pages Follow]

If the foregoing correctly sets forth the understanding among the Company, the Adviser, the Administrator and the Manager, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement among the Company, the Adviser, the Administrator and the Manager. Alternatively, the execution of this Agreement by the Company, the Adviser and the Administrator and its acceptance by or on behalf of the Manager may be evidenced by an exchange of telegraphic or other written communications.

Very truly yours,

APOLLO INVESTMENT CORPORATION

By:	/s/ Gregory W. Hunt
Name:	Gregory W. Hunt
Title:	Chief Financial Officer

APOLLO INVESTMENT MANAGEMENT, L.P.
By: ACC Management, LLC, its General Partner

By:	/s/ Joseph D. Glatt
Name:	Joseph D. Glatt
Title:	Vice President of the General Partner

APOLLO INVESTMENT ADMINISTRATION, LLC

By:	/s/ Joseph D. Glatt
Name:	Joseph D. Glatt
Title:	Vice President

ACCEPTED as of the date first above written

GOLDMAN, SACHS & CO.

By:	/s/ Adam Greene
Name:	Adam Greene
Title:	Vice President

Annex I

[FORM OF TERMS AGREEMENT]

Apollo Investment Corporation

[    ] Shares of Common Stock
(par value $0.001 per share)

TERMS AGREEMENT

[DATE]

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Ladies and Gentlemen:

Apollo Investment Corporation, a Maryland corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Equity Distribution Agreement, dated September 12, 2014 (the “Equity Distribution Agreement”), by and among the Company, the Adviser, the Administrator (each as defined therein) and Goldman, Sachs & Co. (the “Manager”), to issue and sell to the Manager the securities specified in Schedule I hereto (the “Purchased Securities”)[, and solely for the purpose of covering over-allotments, to grant to the Manager the option to purchase the additional securities specified in Schedule I hereto (the “Additional Securities”)].

[The Manager shall have the right to purchase from the Company all or a portion of the Additional Securities as may be necessary to cover over-allotments made in connection with the offering of the Purchased Securities, at the same purchase price per share to be paid by the Manager to the Company for the Purchased Securities. This option may be exercised by the Manager at any time (but not more than once) on or before the 30th day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Securities as to which the option is being exercised, and the date and time when the Additional Securities are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Time of Delivery (as set forth in Schedule I hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Securities shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Purchased Securities.]

Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by the Manager, as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement[ and][,] the Time of Delivery[ and any Option Closing Date], except that each representation and warranty in Section 2 and Section 3 of the Equity Distribution Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Equity Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement[ and] [,] the Time of Delivery[ and any Option Closing Date] in relation to the Prospectus as amended and supplemented to relate to the Purchased Securities.

[An amendment to the Registration Statement (as defined in the Equity Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities[ and the Additional Securities], in the form heretofore delivered to the Manager is now proposed to be filed with the Commission.]

Subject to the terms and conditions set forth herein and in the Equity Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to the Manager and the latter agrees to purchase from the Company the number of shares of the Purchased Securities at the time and place and at the purchase price set forth in Schedule I hereto.

All capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Equity Distribution Agreement.

[The remainder of this page is intentionally left blank]

2

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement among the Manager, the Company the Adviser and the Administrator.

Very truly yours,

APOLLO INVESTMENT CORPORATION

By:
Name:
Title:

APOLLO INVESTMENT MANAGEMENT, L.P.
By: ACC Management, LLC, its General Partner

By:
Name:
Title:

APOLLO INVESTMENT ADMINISTRATION, LLC

By:
Name:
Title:

3

ACCEPTED as of the date first above written

GOLDMAN, SACHS & CO.

By:
Name:
Title:

4

Schedule I to the Terms Agreement

Title of Purchased Securities[ and Additional Securities]:

Common Stock, par value $0.001 per share

Number of Purchased Securities:

[Number of Additional Securities:]

[Price to Public:]

Purchase Price by the Manager:

Method of and Specified Funds for Payment of Purchase Price:

By wire transfer to a bank account specified by the Company in same day funds.

Method of Delivery:

Free delivery of the Shares to the Manager’s account at The Depository Trust Company in return for payment of the Purchase Price.

Time of Delivery:

Closing Location:

Documents to be Delivered:

The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to closing at the time of execution of this Terms Agreement:

(1) The accountants’ letter referred to in Section 5(w).

(2) The certificate referred to in Section 5(x).

The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to closing at the Time of Delivery[ and on any Option Closing Date]:

(1) The officers’ certificates referred to in Section 5(p).

(2) The opinions referred to in Section 5(q).

(3) The opinion referred to in Section 5(r).

(4) The opinion referred to in Section 5(s).

(5) The certificates referred to in Section 5(t).

(6) The certificate referred to in Section 5(u).

(7) The opinion referred to in Section 5(v).

(8) The accountants’ letter referred to in Section 5(w).

(9) The certificate referred to in Section 5(x).

(10) Such other documents as the Manager shall reasonably request.

5

Schedule A

ALTERNATIVE MANAGERS

SunTrust Robinson Humphrey, Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Schedule B

AUTHORIZED COMPANY REPRESENTATIVES

James Zelter, Chief Executive Officer – (212) 515-3480; jzelter@apollolp.com

Ted Goldthorpe, President – (212) 822-0592; egoldthorpe@apollolp.com

Greg Hunt, Chief Financial Officer and Treasurer – (212) 822-0655; ghunt@apollolp.com

Exhibit A-1

FORM OF OPINION OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

Exhibit A-2

FORM OF TAX OPINION OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

Exhibit A-3

FORM OF NEGATIVE ASSURANCE LETTER OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

Exhibit B

FORM OF OPINION OF VENABLE LLP

Exhibit C

FORM OF OPINION OF AKIN GUMP STRAUSS HAUER & FELD LLP

Exhibit D

FORM OF CERTIFICATE OF APOLLO GLOBAL MANAGEMENT, LLC

1. The information pertaining to Apollo Management, L.P. (“Apollo”), including but not limited to the information appearing under the caption “About Apollo Investment Management” and “About Apollo Investment Administration” contained in the Registration Statement, the Basic Prospectus and the Prospectus does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

2. The description of Apollo’s investment strategy and methodology, investment professionals’ expertise and the other closely related matters contained in the Registration Statement, the Basic Prospectus and the Prospectus does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.